REGISTRATION STATEMENT NO. 33-___________

As Filed with the Securities and Exchange Commission on February 27, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FIRST FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                     57-0866076
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                                 34 Broad Street
                        Charleston, South Carolina  29401
                                (803) 529-5800
                    (Address of principal executive offices)

                         First Financial Holdings, Inc.
                1994 Outside Directors Stock Options-for Fees Plan
                       1994 Employee Stock Purchase Plan
                           (Full title of the Plans)

                         John F. Breyer, Jr., Esquire
                           Paul M. Aguggia, Esquire
                            Eric S. Kracov, Esquire
                               BREYER & AGUGGIA
                               Suite 1120 South
                             601 13th Street, N.W.
                            Washington, D.C.  20005
                                (202) 737-7900
           (Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of
Securities     Amount          Proposed Maximum   Proposed Maximum  Amount of
to be          to be           Offering Price     Aggregate         Registration
Registered     Registered<F1>  Per Share          Offering Price    Fee

Common Stock,
$.01 par
value           30,894         $12.19<F2>         $  376,597.86     $  129.86

               369,106         $16.875<F3>        $6,228,663.75     $2,147.82

Total          400,000                            $6,605,261.61     $2,277.68

     <F1>    Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Financial Holdings, Inc. ("Company" or "Registrant") 1994 Outside Directors Stock Options-for-Fees Plan ("Directors Plan") and the 1994 Employee Stock Purchase Plan ("Stock Purchase Plan") (when referred to together herein, (the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company. In addition, with respect to the Stock Purchase Plan and pursuant to Rule 416(c), this Registration Statement covers an indeterminate number of participant interests available under the Stock Purchase Plan.
     <F2>    Estimated solely for  the purpose of calculating the
registration fee, which has been calculated pursuant to Rule 457(h)(1).
The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Directors Plan is the exercise price for all such options.
     <F3>    The offering price for the 200,000 shares reserved for
issuance under the Stock Purchase Plan and the 169,106 shares with respect to which stock options have not been granted under the Directors Plan is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on February 24, 1995 as quoted on the Nasdaq Stock Market.

            This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. 230.462.

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The following documents filed with the Commission are incorporated in this Registration Statement by reference:

      (1) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;

      (2) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

      (3) information as to the options which will be included in the future either in the Company's proxy statements or annual reports.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            Not Applicable

Item 5.     Interests of Named Experts and Counsel

            Not Applicable

Item 6.     Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

     Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as
expressed  in the Securities Act  and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption From Registration Claimed

            Not Applicable

Item 8.     Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

No.         Exhibit

4(a)        1994 Outside Directors Stock Options-for-Fees Plan

4(b)        1994 Employee Stock Purchase Plan

5           Opinion of Breyer & Aguggia

23(a)       Consent of Breyer & Aguggia (See Exhibit 5)

23(b)       Consent of KPMG Peat Marwick LLP

24          Power of attorney (See signature pages)

Item 9.     Undertakings

   (a)  The undersigned hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)  The undersigned Registrant hereby undertakes:

       (1) To deliver or cause to be delivered with the Prospectus to each director, officer or employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of such person. If the preceding fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the preceding fiscal year will be furnished to each such person.

      (2) To transmit or cause to be transmitted to all officers and employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Financial Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charleston, and State of South Carolina, on the 23rd day of February 1995.

                                FIRST FINANCIAL HOLDINGS, INC.

                                By: /s/ A. L. Hutchinson, Jr.
                                A.L. Hutchinson, Jr.
                                President and Chief Executive Officer
                                (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints A.L. Hutchinson, Jr. his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By: /s/ A. L. Hutchinson, Jr.          Date: February 23, 1995
A.L. Hutchinson, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ A. Thomas Hood                 Date: February 23, 1995
A. Thomas Hood
Executive Vice President
(Principal Financial Officer)

By: /s/ D. Van Smith                   Date: February 23, 1995
D. Van Smith
Chairman

By:                                    Date:
Gary C. Banks, Jr.
Director

By: /s/ James C. Murray                Date: February 23, 1995
James C. Murray
Director

By: /s/ Thomas E. Thornhill            Date: February 23, 1995
Thomas E. Thornhill
Director

By: /s/ Herman B. Speissegger, Jr.     Date: February 23, 1995
Herman B. Speissegger, Jr.
Director

By: /s/ Paul G. Campbell, Jr.          Date: February 23, 1995
Paul G. Campbell, Jr.
Director

By: /s/ D. Kent Sharples               Date: February 23, 1995
D. Kent Sharples
Director

By:                                    Date:
Joseph A. Baroody
Director

                                EXHIBIT 4(a)

                 1994 OUTSIDE DIRECTORS STOCK OPTIONS-FOR-FEES PLAN

1. PURPOSE OF PLAN. The purpose of the Plan is to provide non-employee directors of the Corporation and its Affiliates with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Affiliates, to join the interests of non-employee directors with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining non-employee directors of exceptional ability.

2. DEFINITIONS.  As used herein, the following definitions shall apply:

     "Affiliate" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

     "Affiliate Board" shall mean the board of directors or advisory board of directors of an Affiliate.

     "Board of Directors" shall mean the board of directors of the Corporation.

     "Committee" shall mean a committee of the Board of Directors designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

     "Corporation" shall mean First Financial Holdings, Inc., a
Delaware corporation, or any successor thereof.

     "Director Notice" shall mean an irrevocable written notice delivered by a Participant to the Corporation prior to October 1 of any year, to be effective for such fiscal year or years of the Corporation as are specified in such notice.

     "Designated Director Fees" shall mean the portion of a Participant's Total Director Fees which shall be represented by grants of Nonqualified Options pursuant to this Plan in lieu of cash payments to such Participant, as specified by a Participant in a Director Notice.

     "Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on the Nasdaq Stock Market. If the Common Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on the Option Grant Date, then the Fair Market Value shall be that value determined in good faith by the Committee in such manner as it deems appropriate.

     "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     "Option Grant Date" shall mean October 1 of each year or the trading day next following October 1 if the Nasdaq Stock Market is closed on October 1.

     "Option Price" shall mean the price at which a Nonqualified Option may be exercised which shall equal 75% of Fair Market Value on the Option Grant Date of such Nonqualified Option.

     "Participant" shall mean a member of the Board of Directors or an Affiliate Board (including a director emeritus) who is not an employee of the Corporation or of any Affiliate.

     "Plan" shall mean this First Financial Holdings, Inc. 1994 Outside Directors Stock Options-for-Fees Plan.

     "Total Director Fees" shall mean the maximum amount of director fees (including all fees receivable for attendance at Board of Directors or Affiliate Board meetings, but excluding fees associated with service for or on any committee of the Board of Directors or an Affiliate Board) payable to a Participant during the fiscal year of the Corporation.

3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its
administration.   Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

4. ANNUAL GRANTS. On October 1 of each year following the effective date of the Plan, each Participant shall receive a Nonqualified Option covering that whole number of shares of the Corporation's Common Stock as is closest to the quotient of (i) the Designated Director Fees, as set forth in the Participant's Director Notice in effect for such year, divided by (ii) the difference between Fair Market Value and Option Price, as set forth in the
Participant's Director Notice in effect for such year.   The option exercise
price for each such Nonqualified Option shall be the Option Price.   Each
Participant's director fees to be received in cash for any year shall be reduced by the Designated Director Fees as set forth in the Participant's Director Notice in effect for such year.

5. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

6. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. The maximum number of shares with respect to which stock options may be granted under the Plan shall be 200,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired
Common Stock of the Corporation.   If a stock option expires or terminates for
any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations of or by the Corporation. Provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

7.   WRITTEN AGREEMENT.   Each stock option shall be evidenced by a written
agreement and shall contain such provisions as may be approved by the
Committee.   Such agreements shall constitute binding contracts between the
Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8. PAYMENT OF STOCK OPTION PRICE. To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock
option.   No Participant shall have any of the rights of a stockholder of the
Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 6.

9. EXERCISE OF STOCK OPTIONS. A Participant may exercise a stock option, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, in cash or, in the sole discretion of the Committee, in Common Stock of the Corporation or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

10. NONTRANSFERABILITY OF STOCK OPTIONS. No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

11.  TERM OF STOCK OPTIONS.   If not sooner terminated, each stock option
granted hereunder shall expire upon the earlier to occur of the date ten (10) years from Option Grant Date or the date two (2) years following the date upon which the Participant ceases to be a member of the Board of Directors or an Affiliate Board. Notwithstanding the foregoing, all outstanding options held by a Participant shall expire immediately upon the Participant's termination for cause (as defined in 12 C.F.R. 563.39(b)(1)).

12. INVESTMENT PURPOSE. If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

13.   NO RIGHT TO CONTINUED SERVICE AS A DIRECTOR.   Nothing contained in the
Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of service as a director of the Corporation or an Affiliate nor interfere in any way with the right of the Corporation, any Affiliate, or their stockholders to terminate such Participant's service as a director at any time.

14.  WITHHOLDING PAYMENTS.   If upon the exercise of an option there shall be
payable by the Corporation any amount for income tax withholding, then in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock to be paid to the Participant or the Participant shall pay such amount to the Corporation to reimburse it for such income tax withholding. The Committee may, in its sole discretion permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

15. EFFECTIVENESS OF PLAN. The Plan shall be effective on the date the Board of Directors adopts the Plan, provided that the stockholders of the Corporation approve the Plan within twelve (12) months of its adoption by the Board of
Directors.   Stock options may be granted prior to stockholder approval of the
Plan, but all such stock option grants shall be subject to stockholder approval of the Plan. No stock option may be exercised prior to stockholder approval.
If the stockholders of the Corporation do not approve the Plan within twelve
(12) months of its adoption by the Board of Directors, each Participant shall be entitled to receive in cash all Designated Director Fees applied toward the grant of Nonqualified Options hereunder to such date twelve (12) months after the adoption of the Plan by the Board of Directors.

16.  TERMINATION, DURATION, AND AMENDMENTS OF PLAN.

     (a) The Plan may be terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten (10) years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

     (b) For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 6), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the stockholders of the Corporation; (ii) change the formula for determining the number of shares to be subject to Nonqualified Stock Options within six months of such a prior change (other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder); or (iii) change the option price (except as contemplated by Paragraph 6); or (iv) alter or impair any stock option which shall have been previously granted under the Plan, without the consent of the holder thereof.

                                  EXHIBIT 4(b)

                          1994 EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE.   The purpose of the Plan is to provide employees of the
Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. It is the intention of the Corporation to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

      (a)   "Board" shall mean the Board of Directors of the Corporation.

      (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c)   "Common Stock" shall mean the common stock of the Corporation.

      (d) "Corporation" shall mean First Financial Holdings, Inc., a Delaware corporation.

      (e) "Compensation" shall mean all base straight time gross earnings, as determined in accordance with the personnel policies of the Corporation, except that base pay for employees who receive commission income shall include their commission income. Compensation excludes payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, awards and other compensation.

      (f) "Designated Subsidiary" shall mean a Subsidiary which the Board has designated from time to time in its sole discretion as eligible to participate in the Plan.

      (g) "Employee" shall mean any individual who is an employee of the Corporation or a Subsidiary for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence authorized under Corporation or Subsidiary policies.

      (h)   "Enrollment Date" shall mean the first day of each Offering
Period.

      (i)   "Exercise Date" shall mean the last day of each Offering Period.

      (j) "Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on the National Association of Securities Dealers Automated Quotation (Nasdaq) Stock Market. If the Common Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined in good faith by the Board in such manner as it deems appropriate.

      (k) "Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year and terminating on the last Trading Day on or before the end of such period; provided, however, that the duration of the first Offering Period shall be as provided in Section 4.

      (l)   "Plan" shall mean this Employee Stock Purchase Plan.

      (m) "Purchase Price" shall mean an amount equal to 90% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

      (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

      (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

      (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq Stock Market is open for trading.

3.    ELIGIBILITY.

      (a) Any Employee, as defined in Section 2, who has been continuously employed by the Corporation for at least six (6) consecutive months, who is employed by the Corporation on a given Enrollment Date, and who is scheduled to work at the rate of at least 1,000 hours of service as an Employee during each calendar year shall be eligible to participate in the Plan for the Offering Period commencing with such Enrollment Date.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary of the Corporation, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    OFFERING PERIODS.   The Plan shall be implemented by consecutive
Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year, or on such other date as the Board shall determine, and continuing hereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    PARTICIPATION.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on such form as the Committee may designate and filing it with the Company's payroll office at least ten (10) business days prior to the Enrollment Date for the Offering Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

       (b) With respect to any Offering Period, payroll deductions for a participant during such Offering Period shall commence with the first payroll period following the Enrollment Date and shall end on the Exercise Date of the Offering Period, unless sooner terminated by the participant as provided in
Section 10.

6.    PAYROLL DEDUCTIONS.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

      (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (c) During an Offering Period, a participant may discontinue his or her participation in the Plan as provided in Section 10. A participant may increase or decrease the rate of his or her payroll deductions for a future Offering Period by filing with the Corporation a new subscription agreement authorizing an increase or decrease in payroll deduction rate within ten (10) business days before the commencement of the upcoming Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

       (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% of Compensation at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date (including amounts retained in the participant's account in accordance with Section 8) and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.

8.    EXERCISE OF OPTION.   Unless a participant withdraws from the Plan as
provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or
her account.   No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account and applied toward the purchase of shares in a subsequent Offering Period unless the participant terminates his or her participation in the Plan as provided in Section 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Corporation shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

      (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Corporation on such form as the Committee may designate. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during
the Offering Period.   If a participant withdraws from an Offering Period,
payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Corporation a new subscription agreement.

      (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section (2)(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.

11.   INTEREST.   No interest shall accrue on the payroll deductions of a
participant in the Plan.

12.   STOCK.

      (a) The maximum number of shares of the Corporation's Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Corporation as
provided in Section 18.   Such shares may consist in whole or in part of
authorized and unissued or reacquired Common Stock.  If on a given Exercise
Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.

      (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as the participant designates.

13.   ADMINISTRATION.

      (a) Administrative Body. The Plan shall be administered by the Board of the Corporation or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.

      (b)   Rule 16b-3 Limitations.   Notwithstanding the provisions of
Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

14.   DESIGNATION OF BENEFICIARY.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death
prior to exercise of the option.   If a participant is married and the
designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

15.   TRANSFERABILITY.   Neither payroll deductions credited to a participant's
account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. USE OF FUNDS. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; DISSOLUTION; OR MERGER OR ASSET SALE.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Corporation, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the
Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.   AMENDMENT OR TERMINATION.

      (a) The Board of Directors of the Corporation may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Board of Directors may terminate an Offering Period on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Corporation and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects
the rights of any participant.   To the extent necessary to comply with Rule
16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Corporation shall obtain stockholder approval in such a manner and to such a degree as required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during Offering Periods, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Corporation's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such
compliance.   As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

22.   TERM OF PLAN.   The Plan shall become effective upon the earlier to
occur of its adoption by the Board of Directors or its approval by the stockholders of the Corporation. It shall continue in effect for a term of five
(5) years unless sooner terminated under Section 19.

23.   ADDITIONAL RESTRICTIONS OF RULE 16b-3.   The terms and conditions of
options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.   STOCKHOLDER APPROVAL.   Continuance of the Plan shall be subject to
approval by the stockholders of the Corporation within twelve (12) months before or after the date Plan is adopted.

                           Exhibit 5

                   Opinion of Breyer & Aguggia

February 24, 1995

Board of Directors
First Financial Holdings, Inc.
34 Broad Street
Charleston, South Carolina  29401

Gentlemen:

     We have acted as special counsel to First Financial Holdings, Inc. (the "Corporation"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8
(the "Registration Statement"), relating to the registration of up to 400,000 shares of common stock, $0.01 par value per share ("Common Stock"), to be issued pursuant to the Corporation's 1994 Outside Directors Stock Options-for-Fees Plan and the 1994 Employee Stock Purchase Plan (together, the "Plans") upon the exercise of stock options or employee stock purchase rights ("Option Rights") thereunder. The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     We have reviewed the Registration Statement and related Prospectus, the Certificate of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity to us and the conformity in all respects of copies to originals.

     For the purpose of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' right generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been compiled with to the extent required.

     Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to and in accordance with the Registration Statement and the terms of the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the reference to this opinion as an exhibit to the Registration Statement.

                           Sincerely,
                           /s/ Breyer & Aguggia
                           BREYER & AGUGGIA


                             EXHIBIT 23(A)
                 CONSENT OF BREYER & AGUGGIA (SEE EXHIBIT 5)

                             EXHIBIT 23(b)
                    CONSENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Financial Holdings, Inc.

     We consent to incorporation by reference in the registration statement on Form S-8 of First Financial Holdings, Inc. and subsidiaries of our report dated October 25, 1994, related to the consolidated statements of financial condition of First Financial Holdings, Inc. and Subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the September 30, 1994 annual report on Form 10-K of First Financial Holdings, Inc. and Subsidiaries. Our report refers to the Company's change in 1993 of its method of accounting for income taxes, accounting for unrealized gains and losses on securities and accounting for postretirement benefits other than pensions.

KPMG Peat Marwick LLP

Greenville, South Carolina
February 24, 1995

                              Exhibit 24
            Power of Attorney (refer to the signature pages)